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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Tucker Properties Corporation

We consent to the inclusion by reference in this registration statement on Form S-4, to which this consent is filed as an exhibit, of our reports dated March 24, 1995 on our audits of the financial statements and the financial statement schedule of Tucker Properties Corporation and Subsidiaries. We also consent to the reference to our firm under the caption "Experts".


                                             /s/ COOPERS & LYBRAND L.L.P.

                                             COOPERS & LYBRAND L.L.P.


Chicago, Illinois
December 5, 1995